NEWS RELEASE


For Immediate Release                         For More Information Contact:
March 22, 2007                                Richard Jones
                                              (315)-438-4700



                        Microwave Filter Company, Inc.
                       Reports Notification from NASDAQ


EAST SYRACUSE, NY - Microwave Filter Company, Inc. (NASDAQ Symbol:MFCO) received a Nasdaq Staff Determination on March 16, 2007 indicating that the Company fails to comply with the minimum $2,500,000 stockholders' equity requirement for continued listing set forth in Marketplace Rule 4310(c)(2)(B), and that its securities are, therefore, subject to delisting from The Nasdaq Capital Market. The Company has requested a hearing before a Nasdaq Listing Qualifications Panel to review the Staff Determination. There can be no assurance the Panel will grant the Company's request for continued listing.

Microwave Filter Company, Inc. designs, develops, manufactures and sells electronic filters, both for radio and microwave frequencies, to help process signal distribution and to prevent unwanted signals from disrupting transmit or receive operations. Markets served include cable television, television and radio broadcast, satellite broadcast, mobile radio, commercial communications and defense electronics. Niagara Scientific, Inc., a wholly owned subsidiary, custom designs case packing machines to automatically pack products into shipping cases. Please visit the MFCO web-site for more information at http://www.microwavefilter.com.